Exhibit 4.4


               CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
                        OF PREFERRED STOCK-EIGHTH SERIES
                                       OF
                               SPRINT CORPORATION


STATE OF KANSAS     )
                    ) ss.
COUNTY OF JOHNSON   )


     We, Don A. Jensen, Vice President, and Michael T. Hyde, Assistant Secretary, of Sprint Corporation, a corporation organized and existing under the laws of the State of Kansas and whose registered office is 2330 Shawnee Mission Parkway, Westwood, Johnson County, Kansas, do hereby certify that pursuant to authority expressly vested in the Board of Directors of the Corporation by the provisions of the Articles of Incorporation, as amended, and in accordance with the provisions of K.S.A. ss. 17- 6401, as amended, the Board of Directors of said Corporation, at the regular meeting of the Board of Directors held on the 8th day of February, 2000, adopted the following resolution relating to the series of Serial Preferred Stock designated as Preferred Stock-Eighth Series, Junior Participating:

          RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation by the provisions of its Articles of Incorporation, the Board of Directors adopts the same designation, preferences and rights of Preferred Stock-Sixth Series and the same designation, preferences and rights of Preferred Stock- Eighth Series previously adopted by the Board of Directors at its meeting held on June 29, 1998.

     The designation, preferences and rights of Preferred Stock - Eighth Series, adopted by the Board of Directors on June 29, 1998, adjusted to reflect the 1998 fourth quarter Recapitalization and to reflect the 2000 first quarter 2-for-1 stock split of the PCS Group Common Stock in the form of a dividend, reads as follows:

                          PREFERRED STOCK-EIGHTH SERIES

          (1) Designation and Amount. The shares of such Series shall be designated as "Preferred Stock-Eighth Series, Junior Participating" (hereafter "Eighth Series") and the number of shares constituting such series shall be one million two hundred fifty thousand (1,250,000).

          (2)  Dividends.

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                (A) Subject to the prior and superior rights of the holders of any shares of any other series of Preferred Stock of the Corporation ("Preferred Stock"), or any similar stock ranking prior and superior to the shares of the Eighth Series with respect to dividends, the holders of shares of the Eighth Series, in preference to the holders of Common Stock and any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the shares of the Eighth Series (collectively with such Common Stock, "Junior Stock"), shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash, on January 1, April 1, July 1 and October 1 in each year
          (each such date being referred to herein as a "Quarterly Dividend Payment Date") in an amount (rounded to the nearest cent) equal to the greater of (a) $100.00 or (b) the product of the PCS Group Multiple (as defined below) times the aggregate per share amount of all cash dividends, plus the product of the PCS Group Multiple times the aggregate per share amount (payable in cash, based upon the fair market value at the time the non-cash dividend or other distribution is declared as determined in good faith by the Board of Directors) of all non- cash dividends or other distributions other than a dividend payable in shares of PCS Group Common
          Stock, or a subdivision of the outstanding shares of PCS Group Common Stock (by reclassification or otherwise), declared (but not withdrawn) on the PCS Group Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of the Eighth Series.

                 (B) As used herein, the PCS Group Multiple shall initially be 2,000. In the event the Corporation shall (i) declare any dividend on PCS Group Common Stock payable in shares of PCS Group Common Stock, (ii) subdivide the outstanding PCS Group Common Stock, or (iii) combine the outstanding PCS Group Common Stock into a smaller number of shares, then in each such case the PCS Group Multiple shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of PCS Group Common Stock outstanding immediately after such event and the denominator of which is the number of shares of PCS Group Common Stock that were outstanding immediately prior to such event.

               (C) The Corporation shall declare a dividend or distribution on the Eighth Series as provided above in paragraph (A) of this Section (2) immediately after it declares a dividend or distribution on the PCS Group Common Stock (other than a dividend payable in shares of PCS Group Common Stock); provided, however, that in the event no dividend or distribution shall have been declared on the PCS Group Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, the minimum quarterly

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          dividend of $100.00 on the Eighth Series shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

               (D) Dividends shall begin to accrue and be cumulative on outstanding shares of Eighth Series from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Eighth Series, unless the date of issue of such shares of Eighth Series is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Eighth Series entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which cases such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date.
          Accrued but unpaid dividends shall cumulate but shall not bear interest. Dividends paid on the shares of Eighth Series in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

          (3) Voting Rights. Except as prescribed by law and in addition to the rights provided for in ARTICLE SIXTH of the Articles of Incorporation of the Corporation, as amended, the holders of the shares of the Eighth Series shall be entitled to vote at any annual or special meeting of the stockholders of the Corporation, for each share of Eighth Series, a number of votes equal to the product of the PCS Group Multiple then in effect times the highest number of votes that each share of PCS Group Common Stock entitles its holder to vote at such meeting of stockholders of the Corporation. The holders of the shares of the Eighth Series shall be entitled to exercise such voting rights with the holders of Series 1 PCS Stock, without distinction as to class, at any annual or special meeting of stockholders for the election of directors and on any other matter submitted to a vote of the stockholders of the Corporation at such meeting. Except as otherwise provided herein, in the Articles of Incorporation of the Corporation, in any other Certificate of Designation establishing a series of Preferred Stock or any similar stock or otherwise required by law, the holders of the shares of the Eighth Series and the holders of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (4) Certain Restrictions.

               (A) Whenever quarterly dividends or other dividends or distributions payable on the shares of the Eighth Series as provided in Section (2) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of the Eighth Series outstanding shall have been paid in full, the Corporation shall not:

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                    (i) declare or pay dividends (except a dividend payable
               in PCS Group Common Stock and/or any other Junior Stock) on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of Junior Stock;

                    (ii) declare or pay dividends on or make any other
               distribution on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the shares of the Eighth Series, except dividends paid ratably on the shares of the Eighth Series and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                    (iii) redeem or purchase or otherwise acquire for
               consideration any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the shares of the Eighth Series, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of such parity stock in exchange for shares of Junior Stock; or

                    (iv) purchase or otherwise acquire for consideration
               any shares of the Eighth Series, or any shares of stock ranking on a parity with the shares of the Eighth Series, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

               (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section (4), purchase or otherwise acquire such shares at such time and in such manner.

          (5) Reacquired Shares. Any shares of the Eighth Series purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, in any other Certificate of Designation establishing a series of Preferred Stock or any similar stock or as otherwise required by law.

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          (6) Liquidation, Dissolution or Winding Up.

               (A) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the shares of the Eighth Series shall be entitled to receive, in preference to the holders of Junior Stock, the greater of (a) $1,000.00 per share, plus accrued dividends to the date of distribution, whether or not earned or declared, or (b) an amount per share equal to the product of the PCS Group Multiple then in effect times the aggregate amount to be distributed per share to holders of PCS Group Common Stock.

               (B) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Eighth Series shall not receive any distributions except for distributions made ratably on the Eighth Series and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

          (7) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of PCS Group Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of the Eighth Series shall at the same time be similarly exchanged or changed in an amount per share equal to the product of the PCS Group Multiple then in effect times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of PCS Group Common Stock is changed or exchanged.

          (8) Ranking. The shares of the Eighth Series shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise. The shares of the Eighth Series shall rank on a parity with the Corporation's Preferred Stock-Series Sixth, Junior Participating, as to the payment of dividends and the distribution of assets. Nothing herein shall preclude the Board of Directors of the Corporation from creating any additional series of Preferred Stock or any similar stock ranking on a parity with or prior to the shares of the Eighth Series as to the payment of dividends or distribution of assets.

          (9) Fractional Shares. Shares of the Eighth Series may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of shares of the Eighth Series.

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

          (10) Definitions. For purposes of this Certificate of Designation, Preferences and Rights of Eighth Series, unless the context otherwise requires:

               (A) "Class A Common Stock-Series DT" shall have the meaning set forth in the Subsequent Charter Amendment.

               (B) "Common Stock" shall mean Series 1 FON Stock, and/or Series 2 FON Stock, and/or Series 3 FON Stock, and/or Old Class A Common Stock, and/or Class A Common Stock-Series DT, and/or Series 1 PCS Stock, and/or Series 2 PCS Stock, and/or Series 3 PCS Stock, in each case as the context requires.

               (C) "Initial Charter Amendment" shall have the meaning set forth in the Restructuring and Merger Agreement.

               (D) "Old Class A Common Stock" shall have the meaning set forth in the Subsequent Charter Amendment.

               (E) "PCS Group Common Stock" shall mean Series 1 PCS Stock, and/or Series 2 PCS Stock, and/or Series 3 PCS Stock, in each case as the context requires.

               (F) "PCS Group Multiple" shall have the meaning set forth in
          Section 2(B).

               (G) "Recapitalization" shall mean the reclassification of each outstanding share of Sprint Common Stock into one share of Series 1 FON Stock and one-half of a share of Series 1 PCS Stock effected by filing of the Subsequent Charter Amendment.

               (H) "Restructuring and Merger Agreement" shall mean that certain agreement, dated as of May 26, 1998, by and among the Corporation, Tele-Communications, Inc., a Delaware corporation, Comcast Corporation, a Pennsylvania corporation, Cox Communications, Inc., a Delaware corporation, TCI Spectrum Holdings, Inc., a Colorado corporation, Comcast Telephony Services, a Delaware general partnership, Cox Telephony Partnership, a Delaware general partnership, Sprint Enterprises, L.P., a Delaware limited partnership, TCI Philadelphia Holdings, Inc., a Delaware corporation, Com Telephony Services, Inc., a Delaware corporation, Comcast Telephony Services, Inc., a Delaware corporation, Cox Telephony Partners, Inc., a Delaware corporation, Cox Communications Wireless, Inc., a Delaware corporation, SWV One, Inc., a Delaware corporation, SWV Two, Inc., a Delaware corporation, SWV Three,
          Inc., a Delaware corporation, SWV Four, Inc., a Delaware corporation, SWV Five, Inc., a Delaware corporation, and SWV Six, Inc., a Colorado corporation.

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               (I) "Series 2 Common Stock" shall mean the Common Stock -
          Series 2, par value $2.50 per share, of the Corporation, created by the filing of the Initial Charter Amendment.

               (J) "Series 1 FON Stock" shall mean the FON Common Stock - Series 1, par value $2.00 per share, of the Corporation, created by the filing of the Subsequent Charter Amendment.

               (K) "Series 2 FON Stock" shall mean the FON Common Stock - Series 2, par value $2.00 per share, of the Corporation, created by the filing of the Subsequent Charter Amendment.

               (L) "Series 3 FON Stock" shall mean the FON Common Stock - Series 3, par value $2.00 per share, of the Corporation, created by the filing of the Subsequent Charter Amendment.

               (M) "Series 1 PCS Stock" shall mean the PCS Common Stock - Series 1, par value $1.00 per share, of the Corporation, created by the filing of the Initial Charter Amendment.

               (N) "Series 2 PCS Stock" shall mean the PCS Common Stock - Series 2, par value $1.00 per share, of the Corporation, created by the filing of the Initial Charter Amendment.

               (O) "Series 3 PCS Stock" shall mean the PCS Common Stock - Series 3, par value $1.00 per share, of the Corporation, created by the filing of the Initial Charter Amendment.

               (P) "Sprint Common Stock" shall mean Common Stock, par value $2.50 per share, of the Corporation, as provided for in the Initial Charter Amendment.

               (Q) "Subsequent Charter Amendment" shall have the meaning set forth in the Restructuring and Merger Agreement.

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     IN WITNESS WHEREOF, we have hereunto set our hands and affixed the seal of said Corporation this 25th day of April, 2000.



                                   /s/ Don A. Jensen
                                   Don A. Jensen, Vice President
(CORPORATE SEAL)


                                   /s/ Michael T. Hyde
                                   Michael T. Hyde, Assistant Secretary




STATE OF KANSAS     )
                    ) ss.
COUNTY OF JOHNSON   )

          BE IT REMEMBERED, that before me, a notary public in and for the aforesaid county and state, personally appeared Don A. Jensen, Vice President, and Michael T. Hyde, Assistant Secretary, of Sprint Corporation, a corporation, who are known to me to be the same persons who executed the foregoing instrument, and duly acknowledged the execution of the same this 25th day of April, 2000.



                                   /s/ Johanna Dickman
                                       Notary Public


My commission expires:

February 7, 2001